                                                                   EXHIBIT 11.1

                             J.D. EDWARDS & COMPANY
                    COMPUTATION OF EARNINGS PER COMMON SHARE
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                                  Year Ended October 31,
                                                   ------------------------------------------------------
                                                     1995                   1996                   1997
                                                     ----                   ----                   ----
PRIMARY EARNINGS PER SHARE
Net income                                         $ 18,209               $ 26,326               $ 37,228
                                                   ========               ========               ========

Shares outstanding
Weighted average number of
  common shares outstanding                          79,139                 79,044                 80,546

Assuming exercise of stock options                   15,140                 19,935                 21,252
Assuming repurchase of treasury stock               (13,083)               (12,620)                (6,275)
                                                   --------               --------               --------
   Net incremental shares (1)                         2,057                  7,315                 14,977
Assuming exercise of stock options
   considered cheap stock                             1,308                  1,308                    977
                                                   --------               --------               --------
Weighted average number of
  common shares outstanding  as adjusted             82,504                 87,667                 96,500
                                                   ========               ========               ========

Primary earnings per common share                  $   0.22               $   0.30               $   0.39
                                                   ========               ========               ========


FULLY DILUTED EARNINGS PER SHARE (2)
Net income                                         $ 18,209               $ 26,326               $ 37,228
                                                   ========               ========               ========

Shares outstanding
Weighted average number of
  common shares outstanding                          79,139                 79,044                 80,546

Assuming exercise of stock options                   15,140                 19,935                 21,252
Assuming repurchase of treasury stock               (12,726)               (11,873)                (5,649)
                                                   --------               --------               --------
   Net incremental shares (1)                         2,414                  8,062                 15,603
Assuming exercise of stock options
   considered cheap stock                             1,308                  1,308                    977
                                                   --------               --------               --------
Weighted average number of
  common shares outstanding  as adjusted             82,861                 88,414                 97,126
                                                   ========               ========               ========

Fully diluted earnings per common share            $   0.22               $   0.30               $   0.38
                                                   ========               ========               ========


(1) Application of the treasury stock method results in a repurchase of less than 20% of weighted average shares outstanding for all periods presented; therefore, no adjustments to net income or shares outstanding are required pursuant to the modified treasury stock method as prescribed by APB 15 paragraph 38 and footnote 13.

(2) This calculation is submitted in accordance with Securities Exchange Act of 1934 Release No. 9083 although not required by footnote 2 to paragraph 14 of APB No. 15 because it results in dilution of less than 3%.